Exhibit 4.2

		SHARES ___________________ מניות	נאייקס בע"מ	NO.	מס.
תעודת מניה			NAYAX LTD.
SHARE CERTICFICATE			513639013

		SHARE CERTIFICATE		תעודת מניה

		Authorized Capital: N.I.S __________________	ההון הרשום _____________________ שקל חדש
NO. __________________
		Divided to: __________________________		__________________________ - מחולק ל
שם
	Name	THIS IS TO CERTIFY		זאת לעדות

	מען	that __________________________		__________________________ כי
Address
		of __________________________		__________________________ מ
מספר המניות
	NO. of Shares	is the Registered Holder of _________________	__________________________ הוא הבעל הרשום של

	מספרים	__________________________ SHARES		__________________________ מניות
Distinctive Nos
		From no To no. (inclusive)		(ממספר עד מספר (כולל
תאריך
	Date	fully paid up in the above named Company, subject to the Memorandum and Articles of Association of the Company Given under the Common Seal of the Company		ועד בכלל בחברה הנ"ל ושתמורתן שולמה במלואה בהתאם לתזכיר לתקנות ההתאגדות של החברה נערך ונחתם בחותמת החברה

נתקבלו

	חתימה	This _____ day of _____ ______ ________		_________ ביום _______לחודש
	Signature		נאייקס בע"מ
		__________________________ Corporate Secretary		__________________________ מזכיר החברה